UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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BANKATLANTIC BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BANKATLANTIC BANCORP, INC.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

April 11, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc., which will be held on May 15, 2007 at 11:00 a.m. local time, at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, FL 33334.

Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE
PROPOSALS AT THE ANNUAL MEETING
1) PROPOSAL FOR ELECTION OF DIRECTORS
The Directors Standing For Election Are:
The Directors Continuing In Office Are:
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
Summary Compensation Table — 2006
Non-Equity Incentive Plan Compensation
All Other Compensation
Grants of Plan-Based Awards — 2006
Outstanding Equity Awards at Fiscal Year-End — 2006
Option Exercises and Stock Vested — 2006
Pension Benefits — 2006
Potential Payments upon Termination or Change-in-Control
Director Compensation — 2006
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
INDEPENDENT PUBLIC ACCOUNTANTS
ADDITIONAL INFORMATION

BANKATLANTIC BANCORP, INC.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 15, 2007

Notice is hereby given that the Annual Meeting of Shareholders of BankAtlantic Bancorp, Inc. (the “Company”) will be held at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, FL 33334 on May 15, 2007, commencing at 11:00 a.m. local time, for the following purposes:

1. To elect four directors to the Company’s Board of Directors to serve until the Annual Meeting in 2010.

2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice.

Only shareholders of record at the close of business on March 20, 2007 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida
April 11, 2007

IMPORTANT:

THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

BANKATLANTIC BANCORP, INC.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT

The Board of Directors of BankAtlantic Bancorp, Inc. (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, FL 33334 on May 15, 2007, at 11:00 a.m. local time and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 11, 2007.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, including the election of directors, as well as any other matters which may properly be brought before the meeting. Also, management will report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on March 20, 2007 may vote at the meeting.

On March 20, 2007, 55,074,920 shares of Class A Stock and 4,876,124 shares of Class B Stock were outstanding and, thus, are eligible to vote at the meeting.

What are the voting rights of the holders of Class A Stock and Class B Stock?

Holders of Class A Stock and the holder of Class B Stock will vote as one class of common stock on the matters to be voted upon at the meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 53% of the general voting power. The number of votes represented by each share of Class B Stock, which represent in the aggregate 47% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s meeting, each outstanding share of Class B Stock will be entitled to 10.02 votes on each matter.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Company’s common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting by mailing in the enclosed proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee, as described above, so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

In the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 6.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR all of the nominees for director.

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card how you want to vote your shares, we will vote them FOR all of the nominees for director.

Can I change my vote?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Company’s Secretary;

•	by submitting another proxy by mail that is dated later and is properly signed; or

•	if you are a shareholder of record, by voting in person at the meeting.

What vote is required for a proposal to be approved?

For the election of directors, the affirmative vote of a plurality of the votes cast at the meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, whether the broker may vote your shares in its discretion depends on the proposals before the meeting. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” The election of directors is a routine matter on which brokers will be permitted to vote your shares if no voting instructions are furnished. On “non-routine matters,” if your broker has not received your voting instructions, your broker cannot vote your shares on such matter. This is called a “broker non-vote.” Broker non-votes will have no effect on the election of directors.

Are there any other matters to be acted upon at the meeting?

We do not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board undertook a review of each director’s independence and the facts underlying those determinations on February 13, 2007. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” They also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of these reviews was to determine whether any relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and the New York Stock Exchange listing standards. As permitted by the listing standards of the New York Stock Exchange, the Board has determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business, (ii) serving on third party boards of directors with other members of the Board, (iii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such company’s or charity’s consolidated gross revenues, and (iv) investments by directors in common with each other or the Company. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, and in accordance with the recommendations of the Nominating/Corporate Governance Committee, the Board has affirmatively determined that a majority of the Company’s Board members, including D. Keith Cobb, Steven M. Coldren, Bruno L. DiGiulian, Mary E. Ginestra, Willis N. Holcombe, David A. Lieberman and Charlie C. Winningham, II, are independent directors within the meaning of the listing standards of the New York Stock Exchange and applicable law.

Committees of the Board of Directors and Meeting Attendance

The Company’s Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of our website at www.bankatlanticbancorp.com, and each is available in print without charge to any shareholder.

The Board of Directors met 12 times during 2006. Each member of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he or she served, and all of the then serving members of the Board attended the Annual Meeting of the Company’s Shareholders in 2006, although the Company has no formal policy requiring them to do so.

The Audit Committee

The Audit Committee consists of D. Keith Cobb, Chairman, Steven M. Coldren and David A. Lieberman. Mr. Lieberman joined the Audit Committee on March 14, 2006. Jonathan D. Mariner served on the Audit Committee until the Company’s 2006 Annual Meeting on May 16, 2006, when his term as a Board member expired and, at his request, he was not nominated for re-election. The Board has determined that all current members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of the New York Stock Exchange and applicable SEC regulations. Mr. Cobb, the chair of this committee, and Mr. Lieberman are each qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that each of them has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met 13 times during 2006 either in person or telephonically. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from the Company’s internal audit group, periodically meets with management and the Company’s independent auditors to receive information concerning internal controls over financial reporting and any deficiencies in such controls, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included on page 23.

The Compensation Committee

The Compensation Committee consists of Steven M. Coldren, Chairman, Mary E. Ginestra, Charlie C. Winningham, II and Willis N. Holcombe. All of the members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee met nine times during 2006. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also administers the Company’s equity-based compensation plans. A report from the Compensation Committee is included on page 14.

The Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Steven M. Coldren, Chairman, D. Keith Cobb, Bruno L. DiGiulian, Mary E. Ginestra and Charlie C. Winningham, II. All of the members of the Nominating/Corporate Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating/Corporate Governance Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

Generally, the Committee will identify candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Committee considers appropriate. In assessing potential new directors, the Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s bylaws, nominations for directors may be made only by or at the direction of our Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in our bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the Company’s 2008 Annual Meeting, we must receive this notice between January 16 and February 15, 2008.

Executive Sessions of Non-Management and Independent Directors

On February 14, 2006 and July 11, 2006, the non-management directors of the Company met in executive sessions of the Board in which management directors and other members of management did not participate. D. Keith Cobb was selected to be the presiding director for these sessions. The non-management directors have scheduled future meetings to be held semi-annually, and may schedule additional meetings without management present as they determine to be necessary.

Director and Management Indebtedness

While the Company does not make loans to its executive officers or directors, BankAtlantic may make such loans in accordance with applicable law, which requires that all loans or extensions of credit by BankAtlantic to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. All loans made by BankAtlantic to directors or executive officers have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Corporate Secretary, BankAtlantic Bancorp, Inc., 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If the person submitting the letter is a shareholder of the Company, the letter should include a statement indicating such. Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on the Company’s website at www.bankatlanticbancorp.com. The Company will post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website. There were no such waivers from or amendments to the Company’s Code of Ethics in 2006.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has designated Directors Winningham, Coldren, Ginestra and Holcombe, none of whom are employees of the Company or any of its subsidiaries, to serve on the Compensation Committee. The Company’s executive officers are also executive officers of its subsidiary, BankAtlantic. All of the Company’s executive officers are compensated by BankAtlantic except Alan B. Levan, John E. Abdo, James A. White and Valerie C. Toalson, who are compensated by the Company, and Susan D. McGregor, who is compensated by BFC Financial Corporation (“BFC”), the Company’s controlling shareholder. A portion of Ms. McGregor’s compensation is charged to the Company pursuant to its shared services arrangement with BFC, which is described in more detail below under “Certain Relationships and Related Transactions.” Officers compensated by BankAtlantic receive no additional compensation from the Company for services performed on behalf of BankAtlantic except in the form of Company stock or stock options. Director D. Keith Cobb also serves as a director of BFC and receives compensation for his services on that Board and its committees, including the Audit, Compensation, and Nominating/Corporate Governance Committees.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2006, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except that one Form 4 reporting three transactions occurring on February 24, 2006 by Marcia K. Snyder, BankAtlantic’s Executive Vice President of Commercial Lending, was filed on March 2, 2006.

PROPOSALS AT THE ANNUAL MEETING

1)  PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director

The Company’s Board of Directors currently consists of ten directors divided into three classes, each of which has a three year term expiring in annual succession. The Company’s bylaws provide that the Board of Directors shall consist of no less than seven nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board. A total of four directors will be elected at the Annual Meeting, all of whom will be elected for the term expiring in 2010.

Each of the nominees was recommended for nomination by the Nominating/Corporate Governance Committee and has consented to serve for the term indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

The Directors Standing For Election Are:

TERMS ENDING IN 2010:

STEVEN M. COLDREN	Director since 1986*

Mr. Coldren, age 59, is President of Business Information Systems, Inc., a distributor of digital recording systems. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems.

MARY E. GINESTRA	Director since 1980*

Ms. Ginestra, age 82, is a private investor.

WILLIS N. HOLCOMBE	Director since 2003

Dr. Holcombe, age 61, was the President of Broward Community College from January 1987 until his retirement in January of 2004. He resumed service as the interim President of Broward Community College in 2006.

JARETT S. LEVAN	Director since 1999

Mr. Levan, age 33, is the President of the Company and the Chief Executive Officer and President of BankAtlantic and has served in various capacities at BankAtlantic, including as Executive Vice President and Chief Marketing Officer; President, Alternative Delivery; President, BankAtlantic.com; and Manager of Investor Relations. He joined BankAtlantic as an attorney in the Legal Department in January 1998. Jarett Levan is the son of Alan B. Levan.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL NOMINEES BE ELECTED AS DIRECTORS

The Directors Continuing In Office Are:

TERMS ENDING IN 2009:

JOHN E. ABDO	Director since 1984*

Mr. Abdo, age 63, is a director and Vice Chairman of the Company, BankAtlantic and BFC. BFC is the controlling shareholder of the Company. He also serves as a director and Vice Chairman of Levitt Corporation (“Levitt”), as a director and Vice Chairman of Bluegreen and as a director of Benihana Inc., a public reporting company in which BFC is a minority shareholder. Mr. Abdo is also the President of the Broward Performing Arts Foundation.

DAVID A. LIEBERMAN	Director since 2006

Mr. Lieberman, age 71, served as Senior Vice President for Business and Finance at the University of Miami from 1978 until his retirement in 2006. He was a practicing CPA at Arthur Andersen for the twelve years ended 1969. Mr. Lieberman previously served as a director of Foamex International, Inc., whose stock is traded on the Nasdaq National Market, and IVAX Corporation, whose stock was traded on the American Stock Exchange, the London Stock Exchange and the Warsaw Stock Exchange prior to its acquisition in January, 2006 by Teva Pharmaceutical Industries, Ltd.

CHARLIE C. WINNINGHAM, II	Director since 1976*

Mr. Winningham, age 74, was the President of C.C. Winningham Corporation, a land surveying firm, from 1963 until his retirement in 2003.

TERMS ENDING IN 2008:

D. KEITH COBB	Director since 2003

Mr. Cobb, age 66, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent thirty-two years as a practicing CPA at KPMG, and was Vice Chairman and CEO of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the boards of Alliance Data Systems, Inc. and BFC.

BRUNO L. DIGIULIAN	Director since 1985*

Mr. DiGiulian, age 73, is a former partner of the law firm of Ruden, McClosky, Smith, Schuster & Russell, P.A., from which he retired his of counsel position in 2006.

ALAN B. LEVAN	Director since 1984*

Mr. Levan, age 62, is a director, Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board of BankAtlantic. He was first elected as an officer of BankAtlantic in 1987. Mr. Levan also serves as a director, Chairman of the Board, Chief Executive Officer and President of BFC, and as a director, Chairman of the Board and Chief Executive Officer of Levitt. BFC is the controlling shareholder of the Company and Levitt. Mr. Levan is a director and Chairman of the Board of Bluegreen Corporation (“Bluegreen”), a company in which Levitt owns a 31% interest. BFC, Levitt and Bluegreen have common stock listed on the New York Stock Exchange. Alan B. Levan is Jarett S. Levan’s father.

*	Date indicated is date when the named individual became a director of BankAtlantic. Each such director became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.

Identification of Executive Officers and Significant Employees

The following individuals are executive officers of the Company and/or its wholly-owned subsidiary, BankAtlantic:

Name	Age	Position

Alan B. Levan	62	Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board of BankAtlantic
John E. Abdo	63	Vice Chairman of the Company and BankAtlantic
Jarett S. Levan	33	President of the Company and President and Chief Executive Officer of BankAtlantic
Mark D. Begelman	59	Executive Vice President and Chief Sales and Marketing Officer of BankAtlantic
Lloyd B. DeVaux	54	Executive Vice President and Chief Operating Officer of the Company and BankAtlantic
Jay C. McClung	58	Executive Vice President and Chief Risk Officer of BankAtlantic
Susan D. McGregor	46	Executive Vice President and Chief Talent Officer of the Company and BankAtlantic
Lewis F. Sarrica	63	Executive Vice President and Chief Investment Officer of BankAtlantic
Marcia K. Snyder	51	Executive Vice President, Commercial Lending Division of BankAtlantic
Valerie C. Toalson	41	Executive Vice President and Chief Financial Officer of BankAtlantic
James A. White	63	Executive Vice President and Chief Financial Officer of the Company

All officers serve until they resign or are replaced or removed by the Board of Directors.

The following additional information is provided for the executive officers shown above who are not directors of the Company or director nominees:

Mark D. Begelman joined BankAtlantic as Senior Vice President Store Real Estate & Construction in January 2005 and in October 2005 became Executive Vice President and Chief Sales and Marketing Officer. Previously, Mr. Begelman operated a management consulting firm focused on the retail industry and from December, 1995 to October, 2002, served as founder and Chief Executive Officer of Mars Music, Inc., which filed a petition for

Chapter 11 protection in September 2002. Mr. Begelman previously served as President and Chief Operating Officer of Office Depot, Inc.

Lloyd B. DeVaux joined BankAtlantic as an Executive Vice President and Chief Information Officer in June 2001, and became Executive Vice President and Chief Operating Officer in March 2004 and was named Executive Vice President and Chief Operating Officer of the Company in April 2005. From 1995 until he joined BankAtlantic, Mr. DeVaux was Senior Executive Vice President and Chief Information Officer of Union Planters Corporation in Memphis, Tennessee.

Jay C. McClung joined BankAtlantic as Executive Vice President and Chief Credit Officer in February 2000, and served as a consultant to BankAtlantic during a leave of absence from April 2002 to April 2003. In December 2004, he became BankAtlantic’s Executive Vice President and Chief Risk Officer. Before joining BankAtlantic, Mr. McClung was the Executive Vice President and Chief Credit Officer at Synovus Financial Corporation from 1995 through 2000.

Susan D. McGregor has been the Executive Vice President, Human Resources, of the Company and BankAtlantic since March 2004, which position was restyled as Chief Talent Officer in 2006. She also serves as the senior human resources executive for both BFC and Levitt. She had served as Senior Vice President, Human Resources of BankAtlantic since 1991 and in various other capacities in the Human Resources Department of BankAtlantic since joining BankAtlantic in November 1986.

Lewis F. Sarrica joined BankAtlantic in April 1986 and became Executive Vice President, Chief Investment Officer in December 1986. Previously, Mr. Sarrica served as the Investment Division Director for Dollar Dry Dock Savings Bank.

Marcia K. Snyder joined BankAtlantic in November 1987 and became Executive Vice President, Commercial Lending Division in August 1989. Between 1987 and 1989 she served as Senior Vice President and Manager of the Commercial Real Estate Lending Department. Prior to joining BankAtlantic, she served as Vice President and Manager of the Broward Commercial Real Estate Lending Department at Sun Bank/South Florida.

Valerie C. Toalson joined BankAtlantic in February, 2006 as Senior Vice President and Chief Financial Officer. She was promoted to Executive Vice President on January 23, 2007. Previously, she served as Senior Vice President and Controller of BOK Financial Corporation and Bank of Oklahoma, NA, and in several other senior operating positions with that company. Prior to 1993, she was a Manager in the financial services industry practice with Price Waterhouse in Dallas. She is a Certified Public Accountant.

James A. White has served since January 2000 as Executive Vice President and Chief Financial Officer of the Company and, until February 2006, BankAtlantic. From 1991 to December 1999, Mr. White was Executive Vice President and Chief Financial Officer of BOK Financial Corporation and Bank of Oklahoma, NA and a director of Bank of Oklahoma.

Certain Relationships and Related Transactions

The Company has a policy for the review and approval of transactions in which the Company is to be a participant and any of the Company’s directors or executive officers, or their immediate family members, will have a direct or indirect material interest. Any such related party transaction is to be for the benefit of the Company and upon terms no less favorable to the Company than if the related party transaction was with an unrelated party. Under this policy, any new related party transaction is to be reviewed in advance by a committee of the Board of Directors composed of independent directors. The Company’s Chief Financial Officer is responsible for reviewing any proposed related party transactions and presenting them for approval. The Chief Financial Officer’s review includes, among other things, an evaluation of the terms of the related party transaction and an assessment of the arms-length nature of the terms. The committee then reviews the terms of the related party transaction and the Chief Financial Officer’s review and evaluation of the related party transaction and ultimately makes a decision as to whether the proposed related party transaction is approved. The committee’s decisions are reported to the Company’s Board of Directors at the next meeting. The Chief Financial Officer is responsible for maintaining a list of all existing related party transactions and reviewing such list on a quarterly basis with the Board of Directors. Additionally, this policy and the Company’s practices with respect to related party transactions are reviewed by the Company’s outsourced internal audit department as part of the Company’s assessment on internal controls and corporate governance. During 2006, no related party transactions occurred where this policy was not followed.

Alan B. Levan, the Company’s Chairman and Chief Executive Officer, and John E. Abdo, the Company’s Vice Chairman, serve as executive officers and directors of BFC and Levitt and may be deemed to control BFC through their direct and indirect interests in and voting control over BFC. BFC is the controlling shareholder of the Company and Levitt. Levitt owns 31% of the outstanding common stock of Bluegreen Corporation (“Bluegreen”). Additionally, Mr. Levan is Chairman and Mr. Abdo is Vice Chairman of Bluegreen. Mr. Levan and Mr. Abdo receive compensation from BFC and Levitt, and were granted stock options and paid $100 by Bluegreen.

The Company, BFC, Levitt and Bluegreen share various office premises and employee services, pursuant to the arrangements described below.

BFC leases office space in premises owned by BankAtlantic on a month-to-month basis. For the year ended December 31, 2006, BFC paid $380,000 as rent for such facilities. A portion of this office space was subleased by BFC to Levitt for a portion of 2006.

The Company, BFC, Levitt and Bluegreen have entered into a shared services arrangement, pursuant to which BFC provides the Company, Levitt and Bluegreen with various executive and administrative services. Effective January 1, 2006, certain of the Company’s human resources, risk management and investor relations employees were hired by BFC and BFC began providing the services and back-office support functions previously provided by these employees to the Company and Levitt. The Company was billed $1.2 million during 2006 for risk management, investor relations and human resources services provided to the Company by BFC. During the year ended December 31, 2006, the Company issued to BFC employees that perform services for the Company options to acquire 50,300 shares of the Company’s Class A Stock at an exercise price of $14.69. These options vest in five years and expire ten years from the grant date.

Levitt and BFC each maintain securities sold under repurchase agreements at BankAtlantic. The balance in those accounts at December 31, 2006 was $4.6 million and $0.9 million, respectively, and BankAtlantic paid interest to Levitt and BFC on those accounts in 2006 of $436,000 and $43,000, respectively.

The amounts that the Company paid to or received from its affiliates in connection with transactions described above may not, in some cases, be representative of the amounts that would be paid or received in arm’s length transactions.

During 2006, BankAtlantic utilized the legal services of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden McClosky”), a law firm to which Company director Bruno DiGiulian was of counsel until September 30, 2006. BankAtlantic paid Ruden McClosky fees of approximately $526,000 in 2006.

The BankAtlantic Foundation is a non-profit foundation established by BankAtlantic. During 2006, the Foundation and BankAtlantic together made donations aggregating approximately $1.2 million, including $27,500 to the Broward Community College Foundation (including $25,000 as the fourth installment of a 4-year commitment of $100,000 to the Will and Jo Holcombe Institute for Teaching and Learning), $16,000 to the Leadership Broward Foundation, $12,000 to Nova Southeastern University (including $5,000 as the fourth installment of a 5-year commitment of $25,000 to the Wayne Huizinga School of Business; and $6,000 to Nova Southeastern University Libraries), $15,000 to the Museum of Art of Fort Lauderdale (including $10,000 as the third installment of a 3-year $30,000 commitment), $10,000 to the YMCA of Broward County East Family Branch, $7,500 to ArtServe, $5,000 to Boys & Girls Club of Broward County, and $2,500 to West Broward Family YMCA.

Alan B. Levan sits on the Board of Nova Southeastern University; Jarett S. Levan sits on the Boards of Leadership Broward Foundation, ArtServe and the Museum of Art of Fort Lauderdale; Willis N. Holcombe sits on the Board of Broward Community College Foundation; Charlie C. Winningham, II, sits on the Board of Boys & Girls Club of Broward County; and Lloyd B. DeVaux sits on the Boards of West Broward Family YMCA and YMCA of Broward County.

Jarett S. Levan, a director and the President of the Company and son of its director, Chairman and Chief Executive Officer Alan B. Levan, is employed by BankAtlantic as Chief Executive Officer and President. His total compensation was approximately $487,000 during 2006. Mr. Alan B. Levan’s daughter, Shelley Levan Margolis, served as executive director of the BankAtlantic Foundation, receiving a base salary and bonus of approximately $64,600, and benefits provided to all salaried employees generally, during 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee administers the compensation program for the Company’s executive officers and the executive officers of the Company’s subsidiary — BankAtlantic. All of the Company’s executive officers also serve as members of the Executive Management Council of BankAtlantic, together with the other executive officers of BankAtlantic. The Compensation Committee reviews and determines all executive officer compensation, administers the Company’s equity incentive plans (including reviewing and approving grants to the Company’s executive officers), makes recommendations to shareholders with respect to proposals related to compensation matters and generally consults with management regarding employee compensation programs.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and, if appropriate, revise the charter. The Board determines the Compensation Committee’s membership, which is composed entirely of independent directors. The Compensation Committee meets at regularly scheduled times during the year, and it may also hold specially scheduled meetings and take action by written consent. At Board meetings, the Chairman of the Compensation Committee reports on Compensation Committee actions and recommendations.

Throughout this Proxy Statement, the term “named executive officers” is used to refer collectively to the individuals included in the “Summary Compensation Table” on page 15.

Compensation Philosophy and Objectives

The Company’s compensation program for executive officers consists of a base salary, an annual cash incentive program, periodic grants of restricted stock or stock options, and health and welfare benefits. The Compensation Committee believes that the most effective executive officer compensation program is one that is designed to align the interests of the executive officers with those of shareholders by compensating the executive officers in a manner that advances both the short- and long-term interests of the Company and its shareholders. The Compensation Committee believes that the Company’s compensation program for executive officers is appropriately based upon the performance of the Company, the performance and level of responsibility of the executive officer, and market data regarding the value of the executive officer’s position at comparable companies.

Messrs. Alan Levan and Abdo hold senior positions in BFC, the controlling shareholder of the Company, and Levitt, an affiliate of the Company that is also controlled by BFC. During 2006, Messrs. Alan Levan and Abdo also received compensation from BFC and Levitt. The Company’s Compensation Committee is aware that both allocate a portion of their time to those companies but does not determine the compensation paid to Messrs. Alan Levan and Abdo from the Company’s controlling shareholder or affiliates.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the named executive officers, the Company’s other executive officers and the executive officers of BankAtlantic, and approves recommendations regarding equity awards to all employees of the Company. The Compensation Committee reviews the performance of and establishes the compensation of the Chief Executive Officer. With respect to other named executive officers, as well as other members of the Executive Management Council of BankAtlantic, the Chief Executive Officer conducts reviews. The conclusions reached and recommendations based on the Chief Executive Officer’s reviews, including those with respect to setting and adjusting base salary, annual cash incentive awards and stock option awards, are presented to the Compensation Committee. In approving compensation for such officers, the Compensation Committee can exercise its discretion in modifying upward or downward any recommended amounts or awards to executive officers. In 2006, the Compensation Committee did not exercise this discretion.

Executive Officer Compensation Components

Based on the objectives outlined in the “Compensation Philosophy and Objectives” section above, the Compensation Committee has structured the Company’s compensation program for executive officers to motivate the executive officers to achieve the business goals set by the Company and reward the executive officers upon achievement of such goals. For the fiscal year ended December 31, 2006, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual incentive program; and

•	long-term equity incentive compensation.

Base Salary

The Compensation Committee believes that the base salaries offered by the Company are competitive based on a review of market practices and the duties and responsibilities of each executive officer. In setting base salaries, the Compensation Committee periodically examines market compensation levels and trends observed in the market for executives of comparable experience and skills. Market information is used as an initial frame of reference for establishing and adjusting base salaries. The Compensation Committee believes that the named executive officers’ base salaries should be competitive with those of other executives with comparable experience at similarly complex organizations.

In addition to examining market compensation levels and trends, the Compensation Committee makes base salary decisions for the named executive officers based on an annual review by the Compensation Committee with input and recommendations from the Chief Executive Officer. The Compensation Committee’s review includes, among other things, the functional and decision-making responsibilities of each position, the significance of the executive officer’s specific area of individual responsibility to the Company’s financial performance and achievement of overall goals, and the contribution, experience and work performance of each executive officer.

With respect to base salary decisions for the Chief Executive Officer, the Compensation Committee made an assessment of Mr. Alan Levan’s past performance as Chief Executive Officer and its expectations as to his future contributions to the Company, as well as the factors described above for the other named executive officers, including examining market compensation levels and trends and evaluating his individual performance and the Company’s financial condition, operating results and attainment of strategic objectives. In evaluating the performance of Mr. Alan Levan for purposes of not only his base salary, but also his cash bonus under the Company’s annual incentive program and stock option awards under the Company’s long-term equity incentive compensation program, the Compensation Committee considered the Company’s 2006 operating results and its financial condition. In its review, the Compensation Committee noted several specific items relative to Mr. Alan Levan’s performance, including the Company’s strategic decision to sell its investment in Ryan Beck Holdings, Inc. (initiated in 2006, and concluded on February 28, 2007), the Company’s achievement of successful continued growth in core deposits in an environment of intense competition for these deposits, which are shrinking nationally, and the Company’s success with its new store program.

The Chief Executive Officer’s 2006 base salary increased 4% from 2005 and the other named executive officers’ 2006 base salaries increased in the range of 4% to 23% from 2005. For 2007, the Compensation Committee has approved an increase of 4% in the Chief Executive Officer’s base salary from 2006 and increases ranging from 4% to 8% in the base salaries of the other named executive officers.

Annual Incentive Program

The Company’s annual incentive program is a cash bonus plan which includes elements tied to the achievement of pre-established, objective individual and Company-wide annual financial performance goals as well as a discretionary element tied to a subjective evaluation of overall performance in areas outside those that can be objectively measured from financial results. These goals are established each year during the Company’s annual budget cycle. The annual incentive program is designed to promote high performance and achievement of shorter-term corporate strategic goals and initiatives, encourage the growth of shareholder value, and allow executives, including named executive officers, to participate in the growth and profitability of the Company.

The portion of an executive officer’s cash bonus under the Company’s annual incentive program that is related to financial performance goals varies upon the impact that he or she has on the overall corporate and respective division financial performance. Each executive officer’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive officer’s responsibilities. In 2006, approximately 95% of the Chief Executive Officer’s cash bonus and approximately 70% to 100% of the other named executive officers’ cash bonuses were tied to financial performance goals, while the balance was tied a subjective evaluation of overall performance in areas outside those that can be objectively measured from specific financial goals. The financial performance goals included growth of core deposits, changes in BankAtlantic’s net income, fee income, and operating expenses, and change in the Company’s net income. The components of the subjective evaluation included the success of BankAtlantic’s new store program.

The Compensation Committee provided for the cash bonus under the Company’s annual incentive program to represent up to 50% of the total compensation for the Chief Executive Officer and established ranges from approximately 40% to 50% of the total compensation for each of the other named executive officers. In 2006, the Compensation Committee established a cash bonus range of 0% to 100% of base salary for the Chief Executive Officer, and a cash bonus range of 0% to 60% of base salary for the other named executive officers. In 2006, a total of $806,211 in cash bonuses were awarded to the named executive officers under the Company’s annual incentive program (including both the component tied to financial performance goals and the component tied to a subjective evaluation) as follows:

Alan B. Levan	$228,800
John E. Abdo	$160,000
Lloyd B. DeVaux	$156,000
Jay R. Fuchs	$124,536
James A. White	$136,875

As discussed in further detail below on page 17, Mr. Fuchs entered into an agreement with BankAtlantic, dated February 9, 2007 and effective February 16, 2007, in connection with the Company’s prior disclosure that Mr. Fuchs, formerly Executive Vice President of Community Banking Division of BankAtlantic, was no longer employed as an executive officer of BankAtlantic.

In 2007, the Compensation Committee modified the Company’s annual incentive program to provide that cash bonuses will be based solely upon the achievement of the financial performance goals established in the Company’s annual budget for BankAtlantic. All members of the Executive Management Council of BankAtlantic, including the named executive officers, are expected to have the same potential for a cash bonus under the Company’s annual incentive program, ranging from 0% to 200% of base salary, depending on the financial performance of BankAtlantic as compared to its annual budget for 2007.

In addition to being eligible for a cash bonus under the Company’s annual incentive program, the named executive officers are eligible for a cash award under the BankAtlantic Profit Sharing Stretch Plan (the “Profit Sharing Plan”). The Profit Sharing Plan provides a quarterly payout to all BankAtlantic employees, including the named executive officers, in an amount equal to a percentage of annual base salary based upon the achievement of certain pre-established goals each quarter. In 2006, a total of $124,900 in cash was awarded to the named executive officers under the Profit Sharing Plan.

Long-Term Equity Incentive Compensation

The Company’s long-term equity incentive compensation program provides an opportunity for the named executive officers, and the other executive officers, to increase their stake in the Company through grants of options to purchase shares of the Company’s Common Stock and encourages executive officers to focus on long-term Company performance by aligning the executive officers’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is directly dependent on the stock price.

The Compensation Committee’s grant of stock options to executive officers is entirely discretionary based on an assessment of the individual executive officer’s contribution to the success and growth of the Company. Decisions by the Compensation Committee regarding grants of stock options to executive officers other than the Chief Executive Officer are generally made based upon the recommendation of the Chief Executive Officer, the level of the executive officer’s position with the Company, an evaluation of the executive officer’s past and expected future performance, the number of outstanding and previously granted stock options to the executive officer, and discussions with the executive officer.

In 2006, all of the executive officers, including the named executive officers, were granted options to purchase shares of Class A Stock, with an exercise price equal to the market value of the Class A Stock on the date of grant, and which vest on the fifth anniversary of the date of grant. The Compensation Committee believes that such stock options serve as a significant aid in the retention of the executive officers, since these stock option awards do not vest until five years after the grant date.

Internal Revenue Code Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements for full tax deductibility for the compensation. In an effort to meet these objectives, among others, the Company adopted the 2006 annual incentive program to provide performance based goals and pursuant to which $217,112 of Mr. Alan Levan’s cash bonus was paid to him in 2006. The Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, there is no assurance that compensation will meet the requirements for deductibility under Section 162(m).

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Members of the
Compensation Committee:

Steven M. Coldren, Chairman
Mary E. Ginestra
Charlie C. Winningham, II
Willis N. Holcombe

Summary Compensation Table — 2006

All officers of the Company are also officers of BankAtlantic. The following table sets forth certain summary information concerning compensation paid or accrued by the Company or BankAtlantic to or on behalf of the Company’s Chief Executive Officer and Chief Financial Officer and each of the next three highest paid executive officers (determined as of December 31, 2006) for the fiscal year ended December 31, 2006. Officers of the Company who also serve as officers or directors of affiliates receive compensation from such affiliates for services rendered on behalf of the affiliates.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total

Alan B. Levan,	2006	$567,769	$11,688	$—	$348,152	$248,655	$104,639	$22,269	$1,303,173
Chief Executive Officer
James A. White,	2006	362,296	37,791	—	145,063	119,211	—	21,209	685,570
Chief Financial Officer
Lloyd B. DeVaux,	2006	412,923	52,887	139,815	145,063	126,053	—	249,729	1,126,470
Chief Operating Officer(7)
Jay R. Fuchs,	2006	539,040	—	—	150,615	154,482	—	22,766	866,903
Executive Vice President(8)
John E. Abdo,	2006	385,585	8,170	—	232,101	172,174	47,221	29,484	874,735
Vice Chairman

(1)	Represents the discretionary component of cash awards under the Company’s annual incentive plan which is tied to a subjective evaluation of overall performance, as more fully described in the “Compensation Discussion and Analysis” section beginning on page 11.

(2)	All restricted stock are shares of the Company’s Class A Stock. Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of restricted stock grants, including amounts from awards granted prior to 2006. There were no forfeitures during 2006. Additional information regarding these shares of restricted stock awarded to the named executive officers is set forth in the “Outstanding Equity Awards at Fiscal Year-End — 2006” and “Option Exercises and Stock Vested — 2006” tables below.

(3)	All options are to purchase shares of the Company’s Class A Stock. Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of stock option grants, including amounts from awards granted prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. There were no forfeitures during 2006. Additional information regarding these stock options awarded to the named executive officers in 2006, including the grant date fair value of such stock options, is set forth in the “Grants of Plan-Based Awards — 2006” table below.

(4)	Represents the sum of the formula-based component of cash awards under the Company’s annual incentive plan which is tied to financial performance goals, plus awards under the Company’s Profit Sharing Plan. Amounts for each named executive officer under the formula-based component of cash awards under the Company’s annual incentive plan and pursuant to the Company’s Profit Sharing Plan are set forth in the table below:

Non-Equity Incentive Plan Compensation

		Formula-Based
		Component Under	Profit
Name	Year	Annual Incentive Plan	Sharing Plan

Alan B. Levan	2006	$217,112	$31,543
James A. White	2006	99,084	20,127
Lloyd B. DeVaux	2006	103,113	22,940
Jay R. Fuchs	2006	124,536	29,946
John E. Abdo	2006	151,830	20,344

Both the Company’s annual incentive plan and the Company’s Profit Sharing Plan are more fully described in the “Compensation Discussion and Analysis” section beginning on page 11.

(5)	Represents the increase in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “Retirement Plan”). Additional information regarding the Retirement Plan is set forth in the “Pension Benefits — 2006” table below.

(6)	Items included under “All Other Compensation” for each named executive officer are set forth in the table below:

All Other Compensation

						Dividends
					Company	on
		Perquisites			Contributions	Restricted
		and Other			to Retirement	Stock,	BankAtlantic
		Personal	Tax	Insurance	and 401(k)	REIT	Pension Plan	Auto
Name	Year	Benefits	Reimbursements	Premiums	Plans	Shares	Trustee Fee	Allowance	Total

Alan B. Levan	2006	$4,695	$—	$8,734	$8,800	$40	$—	$—	$22,269
James A. White	2006	2,809	—	—	8,800	—	—	9,600	21,209
Lloyd B. DeVaux	2006	2,027	209,821	—	8,800	19,481	—	9,600	249,729
Jay R. Fuchs	2006	13,166	—	—	—	—	—	9,600	22,766
John E. Abdo	2006	2,044	—	—	8,800	40	9,000	9,600	29,484

Amounts included under “Insurance Premiums” in the table above were paid in connection with the Split-Dollar Life Insurance Plan (the “Split-Dollar Plan”). Additional information regarding the Split-Dollar Plan is set forth in the narrative accompanying the “Pension Benefits — 2006” table below.

The value of perquisites and other personal benefits included under “Perquisites and Other Personal Benefits” in the table above is calculated based on their incremental cost to the Company, which is determined based on the actual cost of providing these perquisites and other personal benefits. During 2006, no named executive officer, other than Mr. Fuchs, had perquisites which in the aggregate exceeded $10,000. Mr. Fuchs’ perquisites and other personal benefits totaled $13,166, including $11,800 relating to personal entertaining and $1,366 relating to cell phone and other expenses.

(7)	Mr. DeVaux, the Company’s Executive Vice President and Chief Operating Officer, is party to a letter agreement with BankAtlantic, dated April 18, 2001 and effective June 4, 2001, pursuant to which BankAtlantic employed Mr. DeVaux as Executive Vice President and Chief Information Officer. The agreement provides Mr. DeVaux with an initial annual base salary of $288,750, with discretionary annual adjustments, and incentive compensation based on the achievement of certain performance goals of up to 50% of base salary. Mr. DeVaux also received a one-time payment of $100,000 and 195,000 restricted shares of the Company’s Class A Stock, which restricted shares vest 10% per year for 10 years beginning one year from his employment date. He is entitled to the dividends on all such shares as such dividends are paid. The Company also pays Mr. DeVaux a “gross-up” for taxes due on vested restricted shares, which is included in “All Other Compensation.” The agreement also contains provisions regarding termination and change-in-control, including acceleration of vesting of his restricted shares, which are more fully described in the “Potential Payments upon Termination or Change-in-Control” table below.

(8)	Mr. Fuchs entered into an agreement with BankAtlantic, dated February 9, 2007 and effective February 16, 2007, in connection with the Company’s prior disclosure that Mr. Fuchs, formerly Executive Vice President of Community Banking Division of BankAtlantic, was no longer employed as an executive officer of BankAtlantic. Additional information regarding this agreement and the cessation of Mr. Fuchs’ employment with BankAtlantic is set forth in the narrative accompanying the “Potential Payments upon Termination or Change-in-Control” table below.

Grants of Plan-Based Awards — 2006

The following table sets forth certain information concerning grants of awards to the named executive officers pursuant to the Company’s non-equity and equity incentive plans in the fiscal year ended December 31, 2006.

								All Other	All Other
								Stock	Option		Grant Date
								Awards:	Awards:	Exercise or	Fair Value
		Estimated Possible Payouts Under			Estimated Future Payouts			Number of	Number of	Base Price	of Stock
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares of	Securities	of Option	and
		Awards(1)			Awards			Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options(2)	($ / Sh)	Awards(3)

Alan B. Levan	7/11/2006	$—	$572,000	$651,488	N/A	N/A	N/A	0	60,000	$14.81	$362,400
James A. White	7/11/2006	—	182,498	233,219	N/A	N/A	N/A	0	25,000	14.81	151,000
Lloyd B. DeVaux	7/11/2006	—	208,000	265,809	N/A	N/A	N/A	0	25,000	14.81	151,000
Jay R. Fuchs	7/11/2006	—	325,834	401,300	N/A	N/A	N/A	0	25,000	14.81	151,000
John E. Abdo	7/11/2006	—	400,100	455,700	N/A	N/A	N/A	0	40,000	14.81	241,600

(1)	Represents the estimated possible payouts of cash awards under the formula-based component of the Company’s annual incentive plan which is tied to financial performance goals. Cash awards made under the formula-based component of the Company’s annual incentive plan for 2006 are included under “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above. The Company’s annual incentive plan is more fully described in the “Compensation Discussion and Analysis” section beginning on page 11.

(2)	All options are to purchase shares of the Company’s Class A Stock, were granted under the Company’s 2005 Restricted Stock and Option Plan, and vest on the fifth anniversary of the date of grant.

(3)	Represents the grant date fair value computed in accordance with FAS 123(R).

Outstanding Equity Awards at Fiscal Year-End — 2006

The following table sets forth certain information regarding equity-based awards held by the named executive officers as of December 31, 2006.

	Option Awards							Stock Awards
												Equity
											Equity	Incentive
					Equity						Incentive	Plan Awards:
					Incentive						Plan Awards:	Market or
					Plan Awards:					Market	Number of	Payout Value
	Number of		Number of		Number of			Number of		Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options(1)		Options(1)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable		Options	Price	Date	Vested		Vested	Vested	Vested

Alan B. Levan			78,377	(5)	N/A	$8.56	3/4/2012	N/A		N/A	N/A	N/A
			78,377	(6)		$7.41	3/31/2013
			60,000	(7)		$18.20	7/5/2014
			60,000	(8)		$19.02	7/11/2015
			60,000	(9)		$14.81	7/10/2016
James A. White	7,838	(2)			N/A	$3.01	12/31/2009	N/A		N/A	N/A	N/A
	19,594	(3)				$2.82	5/2/2010
	32,657	(4)				$2.97	1/2/2011
			32,656	(5)		$8.56	3/4/2012
			32,657	(6)		$7.41	3/31/2013
			25,000	(7)		$18.20	7/5/2014
			25,000	(8)		$19.02	7/11/2015
			25,000	(9)		$14.81	7/10/2016
Lloyd B. DeVaux			32,656	(5)	N/A	$8.56	3/4/2012
			32,657	(6)		$7.41	3/31/2013
			25,000	(7)		$18.20	7/5/2014
			25,000	(8)		$19.02	7/11/2015
			25,000	(9)		$14.81	7/10/2016
								97,500	(10)	$1,346,475
								24,375	(11)	$298,350
Jay R. Fuchs	34,418	(3)			N/A	$2.82	5/2/2010	N/A		N/A	N/A	N/A
	39,188	(4)				$2.97	1/2/2011
			39,188	(5)		$8.56	3/4/2012
			32,657	(6)		$7.41	3/31/2013
			25,000	(7)		$18.20	7/5/2014
			25,000	(8)		$19.02	7/11/2015
			25,000	(9)		$14.81	7/10/2016
John E. Abdo			52,251	(5)	N/A	$8.56	3/4/2012	N/A		N/A	N/A	N/A
			52,251	(6)		$7.41	3/31/2013
			40,000	(7)		$18.20	7/5/2014
			40,000	(8)		$19.02	7/11/2015
			40,000	(9)		$14.81	7/10/2016

(1)	All options are to purchase shares of the Company’s Class A Stock.

(2)	Vested on December 31, 2004.

(3)	Vested on May 2, 2005.

(4)	Vested on January 2, 2006.

(5)	Vested on March 4, 2007.

(6)	Vests on March 31, 2008.

(7)	Vests on July 5, 2009.

(8)	Vests on July 11, 2010.

(9)	Vests on July 10, 2011.

(10)	Pursuant to the letter agreement between Mr. DeVaux, the Company’s Executive Vice President and Chief Operating Officer, and BankAtlantic, dated April 18, 2001 and effective June 4, 2001, Mr. DeVaux received, among other things, 195,000 restricted shares of the Company’s Class A Stock, which restricted shares vest 10% per year for 10 years beginning one year from his employment date, subject to acceleration in the circumstances described in the “Potential Payments upon Termination or Change-in-Control” table below. He is entitled to the dividends on all such shares as such dividends are paid. The Company also pays Mr. DeVaux a “gross-up” for taxes due on vested restricted shares, which is included under “Tax Reimbursement” in the “All Other Compensation” table above.

(11)	As a result of the Company’s spin-off of Levitt, Mr. DeVaux received 48,750 restricted shares of Levitt common stock on the same terms as his restricted shares of the Company’s Class A Stock.

Option Exercises and Stock Vested — 2006

The following table sets forth certain information regarding exercises of stock options and vesting of restricted stock held by the named executive officers in the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares		Value Realized
Name	Acquired on Exercise(1)	on Exercise	Acquired on Vesting		on Vesting

Alan B. Levan	599,912	$5,716,863	0		$—
James A. White	0	—	0		—
Lloyd B. DeVaux	0	—	19,500	(2)	285,480
			4,875	(3)	80,340
Jay R. Fuchs	0	—	0		—
John E. Abdo	348,955	3,256,085	0		—

(1)	Represents the number of shares of the Company’s Class A Stock acquired upon exercise of stock options.

(2)	See footnote 10 of the “Outstanding Equity Awards at Fiscal Year-End” table above.

(3)	See footnote 11 of the “Outstanding Equity Awards at Fiscal Year-End” table above.

Pension Benefits — 2006

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2006 under any plan that provides for payments or other benefits to the named executive officers at, following, or in connection with, retirement.

			Present Value
		Number of Years	of Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit(1)	Last Fiscal Year

Alan B. Levan	Retirement Plan for Employees of BankAtlantic	26	$1,415,595	$0
James A. White	N/A	0	0	0
Lloyd B. DeVaux	N/A	0	0	0
Jay R. Fuchs	N/A	0	0	0
John E. Abdo	Retirement Plan for Employees of BankAtlantic	14	625,673	0

(1)	Assumptions used in the calculation of these amounts are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007, except that retirement age was assumed to be 65, the normal retirement age as defined in the Retirement Plan for Employees of BankAtlantic (the “Retirement Plan”).

Retirement Plan

Alan B. Levan and John E. Abdo are participants in the Retirement Plan for Employees of BankAtlantic (the “Retirement Plan”), which is a defined benefit plan. Effective December 31, 1998, the Company froze the benefits under the Retirement Plan. Participants who were employed at December 1, 1998, became fully vested in their benefits under the Retirement Plan. While the Retirement Plan is frozen, there will be no future benefit accruals. None of the other individuals named in the “Summary Compensation Table” is a participant in the Retirement Plan. The Retirement Plan was designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.

In general, the Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (1) the employee’s average regular monthly compensation for the five consecutive years out of the last ten years ended December 31, 1998, or prior retirement, death or disability, that produces the highest average monthly rate of regular compensation and (2) upon the employee’s years of service with BankAtlantic at December 31, 1998. Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

In 1996, BankAtlantic amended the Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code (the “Code”). This was done because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for Plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular Plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The approximate targeted percentage of pre-retirement compensation for which Mr. Alan B. Levan will be eligible under the Retirement Plan as a result of the supplemental benefit at age 65 is 33%. No other individuals named in the “Summary Compensation Table” are entitled to the supplemental benefit. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the Retirement Plan to Mr. Alan B. Levan, including the Plan’s supplemental benefit, fell short of the benefit that Mr. Alan B. Levan would have received under the Plan absent the Code limits, BankAtlantic adopted the BankAtlantic Split-Dollar Life Insurance Plan, an employee benefit plan described below.

The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which Retirement Plan benefits were frozen.

	Estimated Annual Benefits
Average Five Year Compensation	Years of Credited Service at December 31, 1998
at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years

$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160

Split-Dollar Plan

BankAtlantic adopted the Split-Dollar Life Insurance Plan (the “Split-Dollar Plan”) in 1996 to provide additional retirement benefits to Alan B. Levan, whose monthly benefits under the Retirement Plan were limited by changes to the Code. Under the Split-Dollar Plan and its accompanying agreement with Mr. Alan B. Levan, BankAtlantic arranged for the purchase of an insurance policy (the “Policy”) insuring the life of Mr. Alan B. Levan. Pursuant to its agreement with Mr. Alan B. Levan, BankAtlantic will make premium payments for the Policy. The Policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Alan B. Levan’s retirement benefit payable from the Retirement Plan. Mr. Alan B. Levan owns the Policy but BankAtlantic will be reimbursed for the amount of premiums that BankAtlantic pays for the Policy upon the earlier of his retirement or death. The portion of the amount paid in prior years attributable to the 2006 premium for the Policy that is considered compensation to Mr. Alan B. Levan is included under “All Other Compensation” in the

“Summary Compensation Table.” The Split-Dollar Plan was not included in the freezing of the Retirement Plan and BankAtlantic has continued to make premium payments for the Policy since 1998.

Potential Payments upon Termination or Change-in-Control

The following table sets forth certain information with respect to compensation that would become payable if the named executive officers had ceased employment under the various circumstances below. The amounts shown assume that such cessation of employment was effective as of December 31, 2006. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

				After Change in Control
				Resignation
		Before Change		Within One
		in Control	At the Event	Year After
		Termination	of Change in	Change in	Termination
Name	Benefit	Without Cause	Control	Control	Without Cause

Alan B. Levan	N/A
James A. White	N/A
Lloyd B. DeVaux(1)	Salary	$416,000	$—	$1,289,276	$416,000
	Bonus	228,638	—	—	228,638
	Vesting of Restricted Stock	657,930	1,644,825	—	—

	Total	$1,302,568	$1,644,825	$1,289,276	$644,638
Jay R. Fuchs(2)	NA
John E. Abdo	NA

(1)	Pursuant to the letter agreement between Mr. DeVaux, the Company’s Executive Vice President and Chief Operating Officer, and BankAtlantic, dated April 18, 2001 and effective June 4, 2001, in the event of a change-in-control of BankAtlantic (which is defined as 50% or more of BankAtlantic’s stock being acquired by a third party which did not, as of the date of his employment, hold such stock), any of his unvested restricted shares of the Company’s Class A Stock vest immediately and, if Mr. DeVaux resigns within one year after such change of control, he will be entitled to a payment equal to two times his annual salary plus two times the higher of his preceding two years’ cash incentive compensation. Notwithstanding any change-in-control of BankAtlantic, if Mr. DeVaux’s employment is terminated without cause, then he will be entitled to a payment equal to his annual salary plus the higher of his preceding two years’ cash incentive compensation, and 39,000 restricted shares (in addition to those which have theretofore vested) will immediately vest.

(2)	Mr. Fuchs entered into an agreement with BankAtlantic, dated February 9, 2007 and effective February 16, 2007, in connection with the Company’s prior disclosure that Mr. Fuchs, formerly Executive Vice President of Community Banking Division of BankAtlantic, was no longer employed as an executive officer of BankAtlantic. Under the terms of this agreement, Mr. Fuchs agreed to, among other things, grant a general release to BankAtlantic and its affiliates and abide by a covenant-not-to-solicit and covenant-not-to-compete. In exchange, BankAtlantic agreed to, among other things, continue to pay Mr. Fuchs his regular annual base salary of $543,057 through January 9, 2008, pay Mr. Fuchs his bonus of $124,536 for the year ended December 31, 2006, continue Mr. Fuchs’ medical/health/vision coverage in accordance with COBRA, extend the exercise period of all of Mr. Fuchs’ vested stock options through May 15, 2007 and vest all of Mr. Fuchs’ unvested stock options with a pro-rata date of January 9, 2008.

Compensation of Directors

The Company’s Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. Each non-employee director receives $100,000 for service on the Board of Directors, payable in cash, restricted stock or non-qualified stock options, in such combinations as the directors may elect, provided that no more than $50,000 may be paid in cash. The restricted stock and stock options are granted in Class A Common Stock under the Company’s 2005 Restricted Stock and Option Plan. Restricted stock vests monthly over a 12-month service period beginning on July 1 of each year and stock options are fully vested on the date of grant, have a ten-year term and have an exercise price equal to the closing market price of the Class A Common Stock on the date of grant. The number of stock options and restricted stock granted is determined by the Company based on assumptions and formulas typically used to value these types of securities. No director receives additional compensation for attendance at Board of Directors’ meetings or meetings of committees on which he or she serves except as follows. Members of the Audit Committee receive an additional $4,000 per quarter for their service on that committee. The Chairman of the Audit Committee receives an additional fee of $1,000 per quarter for service as Chairman. The Chairmen of the Compensation Committee and the Nominating/Corporate Governance Committee receive an annual cash fee of $3,500. Other than the Chairmen, members of the Compensation Committee and the Nominating/Corporate Governance Committee do not receive additional compensation for service on those committees. Directors Abdo, DiGiulian and Ginestra serve as trustees of the Company’s pension plan, for which they are compensated directly by the pension plan in the amount of $9,000 per year. Except as noted with respect to serving as trustee of the Company’s pension plan, directors who are also officers of the Company or its subsidiaries do not receive additional compensation for their service as directors or for attendance at Board of Directors’ meetings or committee meetings.

Director Compensation — 2006

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2006.

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards(1)(3)	Awards(2)(3)	Compensation	Earnings	Compensation(4)	Total

D. Keith Cobb	$70,000	$39,580	$0	N/A	N/A	$0	$109,580
Steven M. Coldren	67,750	29,165	0	N/A	N/A	0	96,915
Bruno L. DiGiulian	50,000	54,161	0	N/A	N/A	9,000	113,162
Mary E. Ginestra	50,000	54,161	0	N/A	N/A	9,000	113,162
Willis N. Holcombe	50,000	0	49,998	N/A	N/A	0	99,998
David A. Lieberman	19,000	34,999	34,595	N/A	N/A	0	88,594
Jonathan D. Mariner(5)	24,667	0	0	N/A	N/A	0	24,667
Charles C. Winningham, II	50,000	54,161	0	N/A	N/A	0	104,162

(1)	All restricted stock are shares of the Company’s Class A Stock. Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of restricted stock grants, including amounts from awards granted prior to 2006. There were no forfeitures during 2006. The grant date fair value of the restricted stock awards computed in accordance with FAS 123(R) is as follows: each of Messrs. Cobb, Coldren, DiGiulian and Winningham and Ms. Ginestra-$49,996; and Mr. Lieberman-$69,998.

(2)	All options are to purchase shares of the Company’s Class A Stock. Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), without taking into account an estimate of forfeitures related to service-based vesting, of stock option grants, including amounts from awards granted prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. There were no forfeitures during 2006, except that Mr. Mariner forfeited 11,963 stock options on May 16, 2006. The grant date fair value of the stock option awards computed in accordance with FAS 123(R) is as follows: Mr. Holcombe-$49,998; and Mr. Lieberman-$34,595.

(3)	The table below sets forth the aggregate number of shares of restricted stock and the aggregate number of stock options of each non-employee director as of December 31, 2006:

Name	Restricted Stock	Stock Options

D. Keith Cobb	3,342	15,013
Steven M. Coldren	3,342	32,536
Bruno L. DiGiulian	3,342	33,084
Mary E. Ginestra	3,342	64,486
Willis N. Holcombe	0	25,164
David A. Lieberman	4,679	7,408
Charles C. Winningham, II	3,342	20,022

(4)	Represents amounts paid as fees for service as trustee of the BankAtlantic Pension Plan.

(5)	Mr. Mariner served on the Board of Directors until the Company’s 2006 Annual Meeting on May 16, 2006, when his term as a Board member expired and, at his request, he was not nominated for re-election.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s charter (available at www.bankatlanticbancorp.com) sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of its Board of Directors and shareholders. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006, with management, internal auditors and the independent registered certified public accounting firm engaged by the Company for 2006, PricewaterhouseCoopers LLP (“PWC”). The Audit Committee also discussed with PWC the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The Audit Committee also received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with PWC its independence from the Company. When considering PWC’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PWC for audit and non-audit services.

Based on these reviews and meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by the Members of the
Audit Committee:

D. Keith Cobb, Chairman
Steven M. Coldren
David A. Lieberman

Fees to Independent Auditors for Fiscal 2006 and 2005

The following table presents fees for professional services rendered by PWC for the audit of the Company’s annual financial statements for fiscal 2006 and 2005 and fees billed for audit-related services, tax services and all other services rendered by PWC for fiscal 2006 and 2005. PWC also served as independent registered certified public accounting firm for the Company’s controlling shareholder, BFC, for the 2006 and 2005 fiscal years. The aggregate fees for professional services rendered by PWC in connection with their audit of BFC’s consolidated financial statements and reviews of the consolidated financial statements included in BFC’s Quarterly Reports on Form 10-Q for the 2006 and 2005 fiscal years were approximately $282,000 and $308,000, respectively.

	Fiscal 2006		Fiscal 2005
	(In thousands)

Audit fees(a)	$1,783		$1,739
Audit-related fees(b)	425	(c)	25
Tax fees(d)	—		—
All other fees	3		—

(a)	Includes primarily fees for services related to the annual financial statement audits, the 2006 and 2005 audit of effectiveness of internal control over financial reporting, and review of quarterly financial statements filed in the Company’s Quarterly Reports on Form 10-Q.

(b)	Principally audits of employee benefit plans and consultations regarding generally accepted accounting principles.

(c)	Includes fees for services related to the previously proposed initial public offering of Ryan Beck & Co.

(d)	Principally tax compliance services, tax advice, tax planning and tax examination assistance.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PWC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year’s Annual Report on Form 10-K. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting.

The Audit Committee has determined that the provision of the services other than audit services, as described above, are compatible with maintaining the principal independent registered certified public accounting firm’s independence.

On March 6, 2007, the Audit Committee approved the continued engagement of PWC as the Company’s independent registered certified public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of March 20, 2007, certain information as to Class A Stock and Class B Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Company’s outstanding Class A Stock or Class B Stock as of March 20, 2007. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the “SEC”) and with the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 20, 2007. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Amount and
		Nature of
	Name and Address of	Beneficial
Title of Class	Beneficial Owner	Ownership		Percent of Class

Class A Common Stock	BFC Financial Corporation	8,329,236	(1)	15.12%
	2100 W. Cypress Creek Road
	Ft. Lauderdale, Florida 33309
Class A Common Stock	Mellon Financial Corporation	3,186,127	(2)	5.78%
	One Mellon Center
	Pittsburgh, Pennsylvania 15258
Class B Common Stock	BFC Financial Corporation	4,876,124	(1)	100.00%
	2100 W. Cypress Creek Road
	Ft. Lauderdale, Florida 33309

(1)	BFC Financial Corporation has sole voting and dispositive power over all shares listed. BFC Financial Corporation may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of 52.7% of the outstanding common stock of BFC Financial Corporation. Mr. Alan B. Levan serves as Chairman and CEO of the Company and BFC Financial Corporation and Chairman of BankAtlantic, and Mr. John E. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC Financial Corporation.

(2)	As reported on Mellon Financial Corporation’s Schedule 13G filed with the SEC on February 14, 2007. Mellon Financial Corporation has sole voting power for 3,104,663 shares, sole dispositive power for 3,170,427 and shared dispositive power for 15,700 shares.

Security Ownership of Management

Listed in the table below are the outstanding securities beneficially owned as of March 20, 2007 by (i) all directors, (ii) named executive officers identified in the Summary Compensation Table included elsewhere herein and (iii) directors and executive officers as a group. The address of all parties listed below is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

	Class A		Class B
	Common Stock		Common Stock		Percent of	Percent of
	Ownership as of		Ownership as of		Class A	Class B
Name of Beneficial Owner	March 20, 2007		March 20, 2007		Common Stock	Common Stock

BFC Financial Corporation(1)	8,329,236		4,876,124		15.12%	100%
Alan B. Levan(1)(7)	1,001,225	(2)(5)(10)	0	(2)	1.82%	*
John E. Abdo(1)	670,763	(3)(5)(10)	0		1.22%	*
D. Keith Cobb	23,101	(4)(5)(9)	0		*	*
Steven M. Coldren	35,798	(5)(9)	0		*	*
Lloyd B. DeVaux	227,656	(5)(6)	0		*	*
Bruno L. DiGiulian	60,608	(5)(9)	0		*	*
Jay R. Fuchs	396,497	(5)	0		*	*
Mary E. Ginestra	70,068	(5)(9)	0		*	*
Willis N. Holcombe	28,554	(5)	0		*	*
Jarett S. Levan(7)	48,530	(5)	0		*	*
David A. Lieberman	11,307	(5)(9)	0		*	*
James A. White	92,745	(5)	0		*	*
Charlie C. Winningham, II	118,979	(5)(9)	0		*	*
All directors and executive officers of the Company and BankAtlantic, as a group (19 persons, including the individuals identified above)	11,505,893	(8)	4,876,124		20.89%	100%

*	Less than one percent of the class.

(1)	BFC Financial Corporation may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of 52.7% of the outstanding common stock of BFC Financial Corporation. Mr. Alan B. Levan serves as Chairman and CEO of the Company and BFC Financial Corporation and Chairman of BankAtlantic, and Mr. John E. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC Financial Corporation.

(2)	Mr. Alan B. Levan may be deemed to be the beneficial owner of the shares of Class A Stock and Class B Stock beneficially owned by BFC Financial Corporation. These shares are not included in the number set forth above. Mr. Alan B. Levan may also be deemed to beneficially own, and the number set forth above includes, interests in 815,348 shares of Class A Stock held by various personal interests.

(3)	Includes Mr. Abdo’s beneficial ownership of units of interest in 42,702 shares of Class A Stock held by the BankAtlantic 401(k) Plan.

(4)	470 shares of Class A Stock are held by Mr. Cobb’s wife, as to which Mr. Cobb does not have voting or investment power.

(5)	Includes beneficial ownership of the following shares of Class A Stock which may be acquired within 60 days pursuant to stock options: Mr. Abdo — 52,251 shares; Mr. Cobb — 15,013 shares; Mr. Coldren — 32,536 shares; Mr. DeVaux — 32,656; Mr. DiGiulian — 33,084 shares; Mr. Fuchs — 182,585 shares; Ms. Ginestra — 64,486 shares; Mr. Holcombe — 25,164 shares; Mr. Alan B. Levan — 78,377 shares; Mr. Jarett S. Levan — 47,710 shares; Mr. Lieberman — 7,408 shares; Mr. White — 92,745 shares; Mr. Winningham — 20,022 shares.

(6)	Includes beneficial ownership of 97,500 shares of restricted Class A Stock held on behalf of Mr. DeVaux, as to which Mr. DeVaux has voting, but not dispositive, power.

(7)	Mr. Jarett S. Levan is the son of Mr. Alan B. Levan.

(8)	Includes beneficial ownership of 977,810 shares of Class A Stock which may be acquired by executive officers and directors within 60 days pursuant to stock options, units of interest in 62,075 shares held by executive officers in shares of Class A Stock held by the BankAtlantic 401(k) Plan, and 97,500 shares of restricted stock held on behalf of Mr. DeVaux, as to which he has voting, but not dispositive, power, 3,570 shares of restricted stock issued to directors which have not yet vested, and shares of Class A stock owned by BFC that may be deemed beneficially owned by Mr. Alan B. Levan.

(9)	Includes restricted stock granted in connection with non-employee director compensation. The restricted stock is granted in Class A Stock under the Company’s 2005 Restricted Stock and Option Plan and vests monthly over a 12-month service period commencing July 2006. Total includes shares of Class A Stock which may be acquired within 60 days: each of Messrs. Cobb, Coldren, DiGiulian and Winningham and Mrs. Ginestra — 558 shares; and Mr. Lieberman — 780 shares.

(10)	Includes beneficial ownership of 127,847 shares of stock in plans adopted under Rule 10b5-1 of the Securities Exchange Act of 1934 representing the following number of shares: Mr. Abdo — 15,200 shares; and Mr. Alan B. Levan — 82,500 shares.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, that may be brought before the Annual Meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

Pricewaterhouse Coopers LLP served as the Company’s independent public accountants for the year ended December 31, 2006. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or our transfer agent, American Stock Transfer & Trust Company (“AST”), that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this proxy statement to a shareholder at a shared address to which a single proxy statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Karen A. Lazar, Vice President.

Advance Notice Procedures.  Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s Corporate Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2008 annual meeting, between January 16 and February 15, 2008. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Shareholder Proposals for the 2008 Annual Meeting.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2008 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 19, 2007 at the Company’s main offices, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company’s proxy statement and form of proxy for that meeting.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiary, BankAtlantic, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman

April 11, 2007

ANNUAL MEETING OF SHAREHOLDERS OF BANKATLANTIC BANCORP, INC. May 15, 2007 401-K Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. The Confidential voting card is valid only when signed and dated. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of four directors, each for a term of three years. 2. In the Discretion of the Trustee, as to any other matter or proposal to be voted on by the Company’s shareholders at the Annual Meeting of Shareholders. NOMINEES:3-YEAR TERM FOR ALL NOMINEES O Steven M. Coldren THIS VOTING CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE O Mary E. Ginestra MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS WITHHOLD AUTHORITY O Willis N. Holcombe MADE, THIS VOTING CARD WILL BE VOTED “FOR” THE ELECTION OF THE FOR ALL NOMINEES O Jarett S. Levan DIRECTORS NAMED IN PROPOSAL 1. FOR ALL EXCEPT (See instructions below) PLEASE MARK, SIGN, DATE AND RETURN THE VOTING CARD PROMPTLY USING THE ENCLOSED ENVELOPE. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

April 13, 2007 Dear 401(k) Account Holder: As you know, you are a participant in the BankAtlantic Security Plus Plan, BankAtlantic’s 401(k) Plan, and you have shares of BankAtlantic Bancorp, Inc. (“BBX”) Class A Common Stock allocated to your 401(k) Plan account. As a participant in the BBX Stock Fund, you may direct the voting at the BBX 2007 Annual Meeting of Shareholders to be held on May 15, 2007 (“2007 Annual Meeting”) of the shares of Class A Common Stock of BBX (“Class A Common Stock”) held by the 401(k) Plan Trust and allocated to your account as of the voting record date of March 20, 2007 (“Record Date”). The number of “share equivalents” held in your account as of the Record Date appears on the enclosed Confidential Voting Instruction Card. Please note that the number of “units” reported on the quarterly Charles Schwab Trust Company 401(k) statements is not the same as the number of “share equivalents” represented by the unit ownership. A total of 288,441 share equivalents of Class A Common Stock were held in the 401(k) Plan as of the Record Date for BBX’s 2007 Annual Meeting. A committee consisting of Vicki Bloomenfeld, Jeff Callan, Gerry Lachnicht, Patricia Lefebvre, Gino Martone, Jeff Mindling, and Tim Watson administers the 401(k) Plan (“Committee”). An unrelated corporate trustee for the 401(k) Plan has been appointed, The Charles Schwab Trust Company (“Trustee”). HOW YOU EXERCISE YOUR VOTING RIGHTS Because the Trustee is the owner of record of all of the Class A Common Stock held in the Trust, only it may submit an official proxy card or ballot to cast votes for this Class A Common Stock. You exercise your right to direct the vote of Class A Common Stock that has been allocated to the account by submitting a Confidential Voting Instruction Card that will tell the Trustee how to complete the proxy card or ballot for the shares. The Committee is furnishing to you the Confidential Voting Instruction Card, together with a copy of BBX’s Proxy Statement for the 2007 Annual Meeting, so that you may exercise your right to direct the voting of shares of Class A Common Stock allocated to your account. The Confidential Voting Instruction Card indicates how many shares of Common Stock were allocated to your account, and thus how many votes you have, as of the Record Date. The Confidential Voting Instruction Card also lists the specific proposals to be voted on at the 2007 Annual Meeting. In order to direct the voting of shares allocated to your account under the 401(k) Plan, you must fill-out and sign the Confidential Voting Instruction Card and return it in the accompanying envelope by May 4, 2007. The Confidential Voting Instruction Card will be delivered directly to the Trustee who will tally all the instructions received. If the Confidential Voting Instruction Card is received on or before May 4, 2007, the Trustee will vote the number of shares of Class A Common Stock indicated on your Confidential Voting Instruction Card in the manner you direct. The contents of your Confidential Voting Instruction Card will be kept confidential. No one at BBX or BankAtlantic will have access to information about anyone’s individual choices. UNSPECIFIED PROPOSALS At the 2007 Annual Meeting, it is possible, although very unlikely, that shareholders will be asked to vote on matters other than those specified on the attached Confidential Voting Instruction Card. In such a case, there may not be time to ask you for further voting directions. If this situation arises, the Committee has a legal duty to decide how to direct the Trustee how to vote all of the shares held in the Trust. In making a decision, it will act solely in the interest of participating employees and their beneficiaries. IF YOU DO NOT VOTE The Committee has a legal duty to see that all voting rights for shares of Class A Common Stock held in the Trust are exercised. If you do not file a Confidential Voting Instruction Card, or if the independent tabulator receives your Confidential Voting Instruction Card after the deadline, the Committee will decide how to exercise the votes for the shares. In making a decision, it will act solely in the interest of participating employees and their beneficiaries. This voting direction procedure is your opportunity to participate in decisions that will affect the future of BBX. Please take advantage of this opportunity by completing and signing the Confidential Voting Instruction Card using the self-addressed envelope provided Sincerely, The 401(k) Committee Enclosures: Proxy Statement Annual Report Confidential Voting Instruction Card Self-addressed, stamped envelope ANKATLANTIC BANCORP, INC. BankAtlantic Security Plus Plan The Trustee is hereby directed to vote any shares allocated to my account under BankAtlantic’s 401(k) Plan. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted for all of the listed proposals. By signing on the reverse, I acknowledge receipt of a copy of the Proxy Statement that was furnished to shareholders of the Company in connection with the Annual Meeting of Shareholders and the accompanying letter from the Committee appointed to administer the 401(k) Plan. PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO BE RECEIVED NO LATER THAN MAY 4, 2007. I, the undersigned, understand that the Trustee is the holder of record and custodian of all shares of BankAtlantic Bancorp, Inc. (the “Company”) Class A Common Stock allocated to my account under BankAtlantic’s 401(k) Plan. Further, I understand that my voting directions are solicited on behalf of the Trustee for the Annual Meeting of Shareholders on May 15, 2007. As a named fiduciary with respect to the Company Class A Common Stock allocated to me, I direct you to vote all such Company Class A Common Stock as follows: (Continued and to be signed on the reverse side) 14475

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BANKATLANTIC BANCORP, INC.
2100 W. CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
The undersigned hereby appoints James A. White and Lloyd B. DeVaux and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BankAtlantic Bancorp, Inc. held of record by the undersigned on March 20, 2007, at the Annual Meeting of Shareholders to be held on May 15, 2007 and at any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)
ANNUAL MEETING OF SHAREHOLDERS OF
BANKATLANTIC BANCORP, INC.
MAY 15, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE [X]

1. Election of three directors, each for a term of three years.

NOMINEES: 3-YEAR TERM:
Steven M. Coldren
Mary E. Ginestra
Willis N. Holcombe
Jarett S. Levan

[   ]               FOR ALL NOMINEES

[   ]               WITHHOLD AUTHORITY
                    FOR ALL NOMINEES

[   ]               FOR ALL EXCEPT
                    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.	2. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                                     [   ]

Signature of Shareholder                              Date:           Signature of Shareholder                           Date:
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.